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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of Affymetrix, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-126718) and related Prospectus of Affymetrix, Inc. for the registration of 2,889,954 shares of its common stock. We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 20, 2003, with respect to the financial statements of ParAllele BioScience, Inc. which is also included in Amendment No. 1 to the Registration Statement and related Proxy Statement/Prospectus.

/s/  ERNST & YOUNG LLP

Palo Alto, California
August 25, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm